Exhibit 10.8

FACET BIOTECH CORPORATION

RETENTION AND SEVERANCE PLAN

1.             ESTABLISHMENT AND PURPOSE OF PLAN

1.1           Establishment.  The Facet Biotech Corporation Retention and Severance Plan (the “Plan”) is hereby established by the Board of Directors of Facet Biotech Corporation, effective October 22, 2008 (the “Effective Date”).

1.2           Purpose.  The Company draws upon the knowledge, experience and advice of its officers and key employees in order to manage its business for the benefit of the Company’s stockholders.  Due to the widespread awareness of the possibility of mergers, acquisitions and other strategic alliances in the Company’s industry, the topics of compensation and other employee benefits in the event of a Change in Control or other circumstances that may result in termination of employment are issues in competitive recruitment and retention efforts.  The Committee recognizes that the possibility or pending occurrence of a Change in Control could lead to uncertainty regarding the consequences of such an event and could adversely affect the Company’s ability to attract, retain and motivate present and future officers and key employees.  The Committee has therefore determined that it is in the best interests of the Company and its stockholders to provide for the continued dedication of its officers and key employees notwithstanding the possibility or occurrence of circumstances that may result in termination of employment by establishing this Plan to provide designated officers and designated key employees with enhanced financial security in the event of a termination of employment.  The purpose of this Plan is to provide its Participants with specified compensation and benefits in the event of termination of employment under circumstances specified herein.

2.             DEFINITIONS AND CONSTRUCTION

2.1           Definitions.  Whenever used in this Plan, the following terms shall have the meanings set forth below:

(a)           “Applicable Benefit Period” means:

(1)           with respect to a Participant’s Involuntary Termination Absent a Change in Control:

(i)            a period of eighteen (18) months if the Participant is the Chief Executive Officer; or

(ii)           a period of twelve (12) months if the Participant is an Executive Officer; or

(iii)          a period of nine (9) months if the Participant is an Officer; or

(iv)          a period of six (6) months if the Participant is a Key Employee;

(2)           with respect to a Participant’s Involuntary Termination Following a Change in Control:

(i)            a period of twenty-four (24) months if the Participant is the Chief Executive Officer; or

(ii)           a period of eighteen (18) months if the Participant is an Executive Officer; or

(iii)          a period of twelve (12) months if the Participant is an Officer; or

(iv)          a period of nine (9) months if the Participant is a Key Employee.

(b)           “Base Salary Rate” means, as applicable, either:

(1)           with respect to a Participant’s Involuntary Termination Absent a Change in Control, the Participant’s monthly base salary rate in effect immediately prior to such termination of employment (without giving effect to any reduction in the Participant’s base salary rate constituting Good Reason); or

(2)           with respect to a Participant’s Involuntary Termination Following a Change in Control, the greater of (i) the Participant’s monthly base salary rate in effect immediately prior to such termination of employment (without giving effect to any reduction in the Participant’s base salary rate constituting Good Reason) or (ii) the Participant’s monthly base salary rate in effect immediately prior to the applicable Change in Control.

For this purpose, base salary does not include any bonuses, commissions, fringe benefits, car allowances, other irregular payments or any other compensation except base salary.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Bonus Rate” means the quotient determined by dividing whichever of the following amounts is the greatest by twelve (12):

(1)           the aggregate of all annual incentive bonuses earned by the Participant (whether or not actually paid) under the terms of the programs, plans or agreements providing for such bonuses for the fiscal year of the Company immediately preceding the fiscal year of the Change in Control; or

(2)           the aggregate of all annual incentive bonuses earned by the Participant (whether or not actually paid) under the terms of the programs, plans or agreements providing for such bonuses for the fiscal year of the Company immediately preceding the fiscal year of the Participant’s Involuntary Termination Following a Change in Control; or

(3)           the aggregate of all annual incentive bonuses that would be earned by the Participant at the Participant’s annual incentive bonus target rate (assuming attainment of 100% of all applicable performance goals) under the terms of the programs, plans or agreements providing for such bonuses in which the Participant was participating for the fiscal year of the Participant’s Involuntary Termination Following a Change in Control (without giving effect to any reduction in the Participant’s annual incentive bonus target rate constituting Good Reason);

provided, however, that for the purposes of this definition, “annual incentive bonuses” shall not include signing bonuses, retention bonuses or other nonrecurring cash awards that are not part of an annual incentive bonus program.

(e)           “Cause” means the occurrence of any of the following:

(1)           the Participant’s intentional theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company Group documents or records; or

(2)           the Participant’s material failure to abide by the Company’s code of conduct or other written policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); or

(3)           the Participant’s material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company Group (including, without limitation, the Participant’s improper use or disclosure of Company Group confidential or proprietary information); or

(4)           any intentional act by the Participant which has a material detrimental effect on the Company Group’s reputation or business; or

(5)           the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a member of the Company Group of, and a reasonable opportunity to cure, such failure or inability; or

(6)           any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a member of the Company Group, which breach is not cured pursuant to the terms of such agreement or within twenty (20) days of receiving written notice of such breach; or

(7)           the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company Group.

(f)            “Change in Control” means the occurrence of any of the following:

(1)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total fair market value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors of the Company; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (i) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (ii) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by a trustee or other fiduciary under an employee benefit plan of a member of the Company Group or (v) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(2)           the Company is party to a merger, consolidation or similar corporate transaction, or series of related transactions, which results in the holders of the voting securities of the Company outstanding immediately prior to such transaction(s) failing to retain immediately after such transaction(s) direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such transaction(s); or

(3)           the sale, exchange or transfer of all or substantially all of the assets of the Company or consummation of any transaction, or series of related transactions, having similar effect (other than a sale or disposition to one or more subsidiaries of the Company); or

(4)           a change in the composition of the Board within any consecutive twelve-month period as a result of which fewer than a majority of the directors are Incumbent Directors;

provided, however, that a Change in Control shall be deemed not to include (i) a transaction described in subsections (1) or (2) of this Section in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors, or (ii) a transaction described in subsection (3) of this Section in which the holders of the voting securities of the Company outstanding immediately prior to such transaction(s) retain immediately after such transaction(s) direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the securities entitled to vote generally in the election of directors of the entity to which the assets of the Company were transferred.

(g)           “Change in Control Period” means a period commencing upon the consummation of a Change in Control and ending on the date occurring eighteen (18) months thereafter.

(h)           “Chief Executive Officer” means the individual appointed by the Board as the Chief Executive Officer of the Company and who is serving in such capacity immediately prior to the first to occur of: (1) a condition constituting Good Reason with respect to such individual, (2) such individual’s termination of employment with the Company Group, or (3) the commencement of the applicable Change in Control Period.

(i)            “COBRA” means the group health plan continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and any applicable regulations promulgated thereunder.

(j)            “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(k)           “Committee” means the Compensation Committee of the Board.

(l)            “Company” means Facet Biotech Corporation, a Delaware corporation, and, following a Change in Control, a Successor that agrees to assume all of the rights and obligations of the Company under this Plan or a Successor which otherwise becomes bound by operation of law under this Plan.

(m)          “Company Group” means the group consisting of the Company and each present or future parent and subsidiary corporation or other business entity thereof.

(n)           “Equity Award” means any stock option (excluding, however, an option described in Section 423 of the Code), stock appreciation right, stock bonus, stock purchase, restricted stock, restricted stock unit, performance share, performance unit, phantom stock or other stock-based compensation award of any kind granted by any member of the Company Group and held by a Participant, including any such award which is assumed by, or for which a replacement award is substituted by, the Successor or any other member of the Company Group in connection with a Change in Control.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)           “Executive Officer” means an individual appointed by the Board as an officer of the Company having a title of Executive Vice President or Senior Vice President and who is serving in such capacity immediately prior to the first to occur of: (1) a condition constituting Good Reason with respect to such individual, (2) such individual’s termination of employment with the Company Group, or (3) the commencement of the applicable Change in Control Period.

(q)           “Good Reason” means the occurrence of any of the following conditions without the Participant’s informed written consent:

(1)           a material diminution in the Participant’s authority, duties or responsibilities, causing the Participant’s position to be of materially lesser rank or responsibility within the Company Group; or

(2)           a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report, causing such supervisor’s position to be of materially lesser rank or responsibility within the Company Group; or, if the Participant reported directly to the Board at or following the time of becoming a Participant, a requirement that the Participant report to a corporate officer or other employee rather than directly to the Board or the board of directors of the Company’s parent; or

(3)           a material reduction in the Participant’s Base Salary Rate or annual incentive bonus target rate, unless reductions comparable in amount and duration are concurrently made for all other officers and key employees of the Company Group; or

(4)           a change in the Participant’s work location that increases the regular one-way commute distance between the Participant’s residence prior to such change and work location by more than thirty (30) miles; or

(5)           any action or inaction by a member of the Company Group that constitutes, with respect to the Participant, a material breach of this Plan or an employment agreement under which the Participant provides services to the Company Group, including a breach described in Section 14.2.

(r)            “Incumbent Director” means a director who either (1) is a member of the Board as of the Effective Date, or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) who was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(s)           “Involuntary Termination” means the occurrence of any of the following events:

(1)           termination by the Company Group of the Participant’s employment for any reason other than Cause, the Participant’s death, or the Participant’s Permanent Disability; or

(2)           failure by the Company Group to renew an employment agreement under which the Participant provides services to the Company Group, provided that the Participant was willing and able to execute a new employment agreement providing terms and conditions substantially similar to those of the expiring employment agreement and to continue providing such services; or

(3)           the Participant’s resignation for Good Reason from employment with the Company Group within one hundred eighty (180) days following the initial existence of a condition constituting Good Reason, provided that the Participant delivered written notice to the Company of such condition within ninety (90) days after its initial existence and the Company failed to cure such condition within thirty (30) days following such written notice;

provided, however, that Involuntary Termination shall not include any voluntary resignation from employment by the Participant for any reason other than Good Reason.

(t)            “Involuntary Termination Absent a Change in Control” means an Involuntary Termination that does not occur during a Change in Control Period.

(u)           “Involuntary Termination Following a Change in Control” means an Involuntary Termination that occurs during a Change in Control Period.

(v)           “Key Employee” means an individual, other than the Chief Executive Officer, an Executive Officer or an Officer, who is so designated by the Committee and who is employed by a member of the Company Group immediately prior to the first to occur of: (1) a condition constituting Good Reason with respect to such individual, (2) such individual’s termination of employment with the Company Group, or (3) the commencement of the applicable Change in Control Period.

(w)          “Officer” means an individual appointed by the Board as an officer of the Company (other than as the Chief Executive Officer or an Executive Officer) having a title of Vice President and who is serving in such capacity immediately prior to the first to occur of: (1) a condition constituting Good Reason with respect to such individual, (2) such individual’s termination of employment with the Company Group, or (3) the commencement of the applicable Change in Control Period.

(x)            “Participant” means each individual designated by the Committee to participate in the Plan and who has executed a Participation Agreement.

(y)           “Participation Agreement” means an Agreement to Participate in the Facet Biotech Corporation Retention and Severance Plan in the form attached hereto as Exhibit A or in such other form as the Committee may approve from time to time; provided, however, that, after a Participation Agreement has been entered into between a Participant and the Company, it may be modified only by a supplemental written agreement executed by both the Participant and the Company.  The terms of such forms of Participation Agreement need not be identical with respect to each Participant.

(z)            “Performance-Based Equity Award” means an Equity Award the vesting or earning of which is conditioned in whole or in part upon the achievement of one or more performance goals (e.g., the attainment of a target stock price, achievement of a corporate financial goal or achievement of an individual goal other than continued performance of services for a specified period of time), notwithstanding that the vesting or earning of such Equity Award may also be conditioned upon the continued performance of services for the Company Group.

(aa)         “Permanent Disability” means a Participant’s incapacity due to bodily injury or physical or mental illness which (1) prevents the Participant from engaging in the full-time performance of the Participant’s duties for a period of six (6) consecutive months and (2) will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Participant’s life.

(bb)         “Release” means a general release of all known and unknown claims against the Company and its affiliates and their stockholders, directors, officers, employees, agents, successors and assigns substantially in the form attached hereto as Exhibit B (“General Release of Claims [Age 40 and over]”) or Exhibit C (“General Release of Claims

[Under age 40]”), whichever is applicable, with any modifications thereto determined by legal counsel to the Company to be necessary or advisable to comply with applicable law or to accomplish the intent of Section 8 (Exclusive Remedy) hereof.

(cc)         “Section 409A” means Section 409A of the Code.

(dd)         “Section 409A Deferred Compensation” means compensation, benefits or arrangements provided by the Plan or otherwise that constitute or would give rise to deferred compensation subject to and not exempted from the requirements of Section 409A.

(ee)         “Separation from Service” means a separation from service within the meaning of Section 409A.

(ff)           “Service-Based Equity Award” means an Equity Award the vesting or earning of which is conditioned solely upon the continued performance of services for the Company Group.

(gg)         “Specified Employee” means a specified employee within the meaning of Section 409A.

(hh)         “Successor” means any successor in interest to substantially all of the business and/or assets of the Company.

(ii)           “Target Bonus Rate” means, with respect to the Participant’s Involuntary Termination Absent a Change in Control, the quotient determined by dividing the following amount by twelve (12):  the aggregate of all annual incentive bonuses that would be earned by the Participant at the Participant’s annual incentive bonus target rate (assuming attainment of 100% of all applicable performance goals) under the terms of the programs, plans or agreements providing for such bonuses in which the Participant was participating for the fiscal year of the Participant’s Involuntary Termination Absent a Change in Control (without giving effect to any reduction in the Participant’s annual incentive bonus target rate constituting Good Reason); provided, however, that for the purposes of this definition, “annual incentive bonuses” shall not include signing bonuses, retention bonuses or other nonrecurring cash awards that are not part of an annual incentive bonus program.

2.2           Construction.  The Company intends that all payments and benefits provided by this Plan be exempt from or comply with all applicable requirements of Section 409A, and any ambiguities in the Plan shall be construed in a manner consistent with such intent.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.             ELIGIBILITY AND PARTICIPATION

The individuals eligible to be designated to participate in the Plan shall be the Chief Executive Officer, the Executive Officers, the Officers and the Key Employees.  The

Committee shall designate from time to time each eligible individual who shall become a Participant upon such individual’s execution of a Participation Agreement.

4.             PAYMENTS AND BENEFITS UPON TERMINATION OF EMPLOYMENT

In the event of a Participant’s termination of employment with the Company Group, the Participant shall be entitled to receive the applicable compensation and benefits described in this Section 4.

4.1           Involuntary Termination Absent a Change in Control.  In the event of a Participant’s Involuntary Termination Absent a Change in Control, the Participant shall be entitled to receive the following compensation and benefits:

(a)           Accrued Obligations.  The Participant shall be entitled to receive:

(1)           all salary, commissions, bonuses and accrued but unused vacation earned through the date of the Participant’s termination of employment, which shall be paid at the time required by applicable law or pursuant to the terms and conditions of the plans or agreements providing for such payments; and

(2)           reimbursement within ten (10) business days of submission of proper reports, such submission to be made within thirty (30) days following the Participant’s termination of employment, of all business expenses reasonably and necessarily incurred by the Participant in connection with the business of the Company Group prior to his or her termination of employment in accordance with the Company Group’s business expense policy; and

(3)           the benefits, if any, under any Company Group retirement plan, nonqualified deferred compensation plan, Equity Award plan or agreement, welfare benefit plan or other Company Group compensation or benefit plan to which the Participant may be entitled pursuant to the terms and conditions of such plans or agreements.

(b)           Severance Benefits.  Provided that the Participant resigns upon such Involuntary Termination Absent a Change in Control from all capacities in which the Participant is then rendering service to the Company Group (including, without limitation, service as a member of the Board), executes the applicable form of Release and such Release becomes effective in accordance with its terms on or before the sixtieth (60th) day following the date of the Participant’s Involuntary Termination Absent a Change in Control, the Participant shall be entitled to receive the following severance payments and benefits to which the Participant would not otherwise be entitled:

(1)           Cash Severance Payments.  Subject to Section 6.2, the Company shall pay to the Participant in a lump sum cash payment on the sixtieth (60th) day following the date of the Participant’s termination of employment an amount equal to (i) the sum of the Participant’s applicable Base Salary Rate and the Participant’s Target Bonus Rate multiplied by (ii) the number of months contained in the Participant’s Applicable Benefit Period.

(2)           Health and Life Insurance Benefits.  Subject to Section 6.2, for the period commencing immediately following the Participant’s termination of employment and continuing for the duration of the Applicable Benefit Period, the Company shall arrange to provide the Participant and his or her dependents with health benefits (including medical and dental) and life insurance benefits substantially similar to those provided to the Participant and his or her dependents immediately prior to the date of such termination of employment or shall reimburse the Participant for the cost of obtaining such benefits to the extent described below.  Such benefits shall be provided to the Participant at the same premium cost to the Participant and at the same coverage level as in effect as of the Participant’s termination of employment; provided, however, that the Participant shall be subject to any change in the premium cost and/or level of coverage applicable generally to all employees holding the position or comparable position with the Company Group which the Participant held immediately prior to termination of employment.  The Company may satisfy its obligation to provide a continuation of health benefits by paying that portion of the Participant’s premiums required under COBRA that exceeds the amount of premiums that the Participant would have been required to pay for continuing coverage had he or she continued in employment.  If the Company is not reasonably able to continue such coverage under the Company’s health benefit plans, the Company shall provide substantially equivalent coverage under other sources or will reimburse (without a tax gross-up) the Participant for premiums (in excess of the Participant’s premium cost described above) incurred by the Participant to obtain his or her own such coverage.  If the Participant and/or the Participant’s dependents become eligible to receive such coverage under another employer’s health benefit plans during the Applicable Benefit Period, the Participant shall report such eligibility to the Company, and the Company’s obligations under this subsection shall be secondary to the coverage provided by such other employer’s plans.  For the balance of any period in excess of the Applicable Benefit Period during which the Participant is entitled to continuation coverage under COBRA, the Participant shall be entitled to maintain coverage for himself or herself and the Participant’s eligible dependents at the Participant’s own expense.

(3)           Outplacement Benefits.  Subject to Section 6.2, for the period commencing immediately following the Participant’s termination of employment and continuing for a period of six (6) months, the Company will provide the Participant with reasonable outplacement services from vendors designated by the Company.

(4)           Acceleration of Vesting of Equity Awards.

(i)            Service-Based Equity Awards.  Notwithstanding any provision to the contrary contained in any plan or agreement evidencing a Service-Based Equity Award, but subject to Section 6.2 and subsections (iv) and (v) below, each of the Participant’s Service-Based Equity Awards outstanding at the time of the Participant’s termination of employment with the Company Group shall vest effective as of the time of the Participant’s termination of employment to the same extent that such Equity Award would have vested in accordance with its terms over the period of twelve (12) months following the date of the Participant’s termination of employment had the Participant’s employment with the Company Group continued throughout such period.

(ii)           Performance-Based Equity Awards Other Than Section 162(m) Exempt Awards.  Notwithstanding any provision to the contrary contained in any plan or agreement evidencing a Performance-Based Equity Award, but subject to Section 6.2 and subsection (iv) below, each of the Participant’s Performance-Based Equity Awards, other than any such Equity Award intended to result in “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (a “Section 162(m) Exempt Award”), outstanding at the time of the Participant’s termination of employment with the Company Group shall vest effective as of the time of the Participant’s termination of employment as follows:

(A)          If the performance period of such award is scheduled to end within twelve (12) months following the date of the Participant’s termination of employment, such award shall vest to the same extent that it would have vested had one hundred percent (100%) of the target level of performance been achieved and had the Participant’s employment with the Company Group continued through the date on which such award was to be settled in accordance with its terms.

(B)           If the performance period of such award is scheduled to end more than twelve (12) months following the date of the Participant’s termination of employment, such award shall vest in an amount equal to the product of: (1) the amount of such award that would have vested had one hundred percent (100%) of the target level of performance been achieved and had the Participant’s employment with the Company Group continued through the date on which such award was to be settled in accordance with its terms, and (2) a fraction (not greater than one), the numerator of which is the number of days from the commencement of the performance period until the date twelve (12) months following the date of the Participant’s termination of employment and the denominator of which is the total number of days contained in the performance period.

(iii)          Performance-Based Equity Awards Which Are Section 162(m) Exempt Awards.  Notwithstanding any provision to the contrary contained in any plan or agreement evidencing a Performance-Based Equity Award, but subject to Section 6.2, each of the Participant’s Performance-Based Equity Awards which is a Section 162(m) Exempt Award and is outstanding at the time of the Participant’s termination of employment with the Company Group shall continue to remain outstanding and shall vest and be settled as follows:

(A)          The Participant shall vest in and be entitled to receive an amount equal to the product of: (1) the amount of such award that would actually vest based upon the extent to which the applicable performance goals are actually attained as of the completion of the applicable performance period and had the Participant’s employment with the Company Group continued through the date on which such award was to be settled in accordance with its terms, and (2) a fraction (not greater than one), the numerator of which is the number of days from the commencement of the performance period until the date twelve (12) months following the date of the Participant’s termination of employment and the denominator of which is the total number of days contained in the performance period.

(B)           Payment of the amount determined under subsection (A) above shall be made at the same time payments are made to other participants in the plan or arrangement governing such award in accordance with its terms, but in any event no later than the 15th day of the third month following the later of (x) end of the Participant’s taxable year in which the performance period ends or (y) the end of the Company’s taxable year in which the performance period ends.

(C)           Notwithstanding the foregoing, in the event of the consummation of a Change in Control prior to the date on which payment would otherwise be made in accordance with subsection (B) above, then such award shall vest and be settled as provided by Section 5.2, but subject in any event to Section 6.2.

(iv)          Settlement of Certain Equity Awards Not Subject to Exercise.  Any Equity Award the vesting of which is accelerated by this Section 4.1(b)(4), other than a Section 162(m) Exempt Award, which is an award of restricted stock units, performance shares, performance units, phantom stock or similar stock-based compensation representing a future right to receive shares or other consideration the settlement of which is not determined by its holder’s election to exercise such award shall be settled in full on the first to occur of (A) the sixtieth (60th) day following the date of the Participant’s termination of employment, and (B) the effective time of a Change in Control, but subject in either case to Section 6.2.

(v)           Extension of Stock Option Exercise Period.  Notwithstanding any provision to the contrary contained in the agreement evidencing any Equity Award which is a stock option, the stock option, to the extent unexercised on the date on which the Participant’s employment terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant’s employment terminated, but in any event no later than the date of expiration of the stock option’s term as set forth in the agreement evidencing such stock option.

(5)           Forfeiture of Benefits.  If the Release which is a condition to the Participant’s right to payments and benefits pursuant to this Section 4.1(b) does not become effective on or before the sixtieth (60th) day following the date of the Participant’s termination of employment, then the Company shall have the right to: (i) terminate any further provision of such severance benefits pursuant to this Plan, (ii) seek reimbursement from the Participant for all such severance benefits previously provided to the Participant pursuant to this Plan, (iii) recover from the Participant all shares of the Company’s stock owned by the Participant (or the proceeds therefrom, reduced by any exercise or purchase price paid to acquire such shares) the vesting of which was accelerated pursuant to this Plan, and (iv) to immediately cancel all Equity Awards the vesting of which was accelerated pursuant to this Plan.

4.2           Involuntary Termination Following a Change in Control.  In the event of a Participant’s Involuntary Termination Following a Change in Control, the Participant shall be entitled to receive the following compensation and benefits:

(a)           Accrued Obligations.  The Participant shall be entitled to receive all of the accrued obligations described in Section 4.1(a), which shall be provided in the same manner as described in such Section.

(b)           Severance Benefits.  Provided that the Participant resigns upon such Involuntary Termination Following a Change in Control from all capacities in which the Participant is then rendering service to the Company Group (including, without limitation, service as a member of the Board), executes the applicable form of Release and such Release becomes effective in accordance with its terms on or before the sixtieth (60th) day following the date of the Participant’s Involuntary Termination Following a Change in Control, the Participant shall be entitled to receive the following severance payments and benefits to which the Participant would not otherwise be entitled:

(1)           Cash Severance Payments.  Subject to Section 6.2, the Company shall pay to the Participant in a lump sum cash payment on the sixtieth (60th) day following the date of the Participant’s termination of employment an amount equal to (i) the sum of the Participant’s applicable Base Salary Rate and the Participant’s applicable Bonus Rate multiplied by (ii) the number of months contained in the Participant’s Applicable Benefit Period.

(2)           Health and Life Insurance Benefits.  Subject to Section 6.2, for the period commencing immediately following the Participant’s termination of employment and continuing for the duration of the Applicable Benefit Period, the Company shall arrange to provide the Participant and his or her dependents with health benefits (including medical and dental) and life insurance benefits substantially similar to those provided to the Participant and his or her dependents immediately prior to the date of such termination of employment or shall reimburse the Participant for the cost of obtaining such benefits to the extent described below.  Such benefits shall be provided to the Participant at the same premium cost to the Participant and at the same coverage level as in effect as of the Participant’s termination of employment; provided, however, that the Participant shall be subject to any change in the premium cost and/or level of coverage applicable generally to all employees holding the position or comparable position with the Company Group which the Participant held immediately prior to termination of employment.  The Company may satisfy its obligation to provide a continuation of health benefits by paying that portion of the Participant’s premiums required under COBRA that exceeds the amount of premiums that the Participant would have been required to pay for continuing coverage had he or she continued in employment.  If the Company is not reasonably able to continue such coverage under the Company’s health benefit plans, the Company shall provide substantially equivalent coverage under other sources or will reimburse (without a tax gross-up) the Participant for premiums (in excess of the Participant’s premium cost described above) incurred by the Participant to obtain his or her own such coverage.  If the Participant and/or the Participant’s dependents become eligible to receive such coverage under another employer’s health benefit plans during the Applicable Benefit Period, the Participant shall report such eligibility to the Company, and the Company’s obligations under this subsection shall be secondary to the coverage provided by such other employer’s plans.  For the balance of any period in excess of the Applicable Benefit Period during which the Participant is entitled to continuation coverage under COBRA, the Participant shall be entitled to maintain coverage for himself or herself and the Participant’s eligible dependents at the Participant’s own expense.

(3)           Outplacement Benefits.  Subject to Section 6.2, for the period commencing immediately following the Participant’s termination of employment and continuing for a period of six (6) months, the Company will provide the Participant with reasonable outplacement services from vendors designated by the Company.

(4)           Acceleration of Vesting of Equity Awards; Extension of Stock Option Exercise Period.

(i)            Notwithstanding any provision to the contrary contained in any plan or agreement evidencing an Equity Award granted to a Participant, but subject to Section 6.2, the vesting of each of the Participant’s Equity Awards outstanding at the time of the Participant’s termination of employment with the Company Group shall be accelerated in full effective as of the time of the Participant’s termination of employment.

(ii)           In determining the extent of such acceleration of vesting of any Performance-Based Equity Award, it shall be assumed that one hundred percent (100%) of the target level of performance has been achieved.

(iii)          Any Equity Awards the vesting of which is accelerated by this Section 4.2(b)(4) which is an award of restricted stock units, performance shares, performance units, phantom stock or similar stock-based compensation representing a future right to receive shares or other consideration the settlement of which is not determined by its holder’s election to exercise such award shall be settled in full on the sixtieth (60th) day following the date of the Participant’s termination of employment, subject to Section 6.2.

(iv)          Notwithstanding any provision to the contrary contained in the agreement evidencing any Equity Award which is a stock option, the stock option, to the extent unexercised on the date on which the Participant’s employment terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant’s employment terminated, but in any event no later than the date of expiration of the stock option’s term as set forth in the agreement evidencing such stock option.

(5)           Forfeiture of Benefits.  If the Release which is a condition to the Participant’s rights to payments and benefits pursuant to this Section 4.2(b) does not become effective on or before the sixtieth (60th) day following the date of the Participant’s termination of employment, then the Company shall have the right to: (i) terminate any further provision of such severance benefits pursuant to this Plan, (ii) seek reimbursement from the Participant for all such severance benefits previously provided to the Participant pursuant to this Plan, (iii) recover from the Participant all shares of the Company’s stock owned by the Participant (or the proceeds therefrom, reduced by any exercise or purchase price paid to acquire such shares) the vesting of which was accelerated pursuant to this Plan, and (iv) to immediately cancel all Equity Awards the vesting of which was accelerated pursuant to this Plan.

4.3           Other Termination.  In the event of a Participant’s termination of employment with the Company Group which is not an Involuntary Termination, the Participant shall be entitled to receive only the accrued obligations described in Section 4.1(a), which shall be provided in the same manner as described in such Section.

4.4                                 Indemnification; Insurance.

(a)           In addition to any rights a Participant may have under any indemnification agreement previously entered into between the Company and such Participant (a “Prior Indemnity Agreement”), from and after the date of the Participant’s Involuntary Termination Absent a Change in Control or Involuntary Termination Following a Change in Control, the Company shall indemnify and hold harmless the Participant against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of the fact that the Participant is or was a director, officer, employee or agent of the Company Group, or is or was serving at the request of the Company Group as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether asserted or claimed prior to, at or after the date of the Participant’s termination of employment, to the fullest extent permitted under applicable law, and the Company shall also advance fees and expenses (including attorneys’ fees) as incurred by the Participant to the fullest extent permitted under applicable law.  In the event of a conflict between the provisions of a Prior Indemnity Agreement and the provisions of this Plan, the Participant may elect which provisions shall govern.

(b)           For a period of six (6) years from and after the date of the Participant’s Involuntary Termination Following a Change in Control, the Company shall use its best efforts to maintain a policy of directors’ and officers’ liability insurance for the benefit of such Participant which provides him or her with coverage no less favorable than that provided for the Company’s continuing officers and directors.

5.                                       TREATMENT OF EQUITY AWARDS UPON A CHANGE IN CONTROL

5.1           Acceleration of Vesting Upon Non-Assumption of Service-Based Equity Awards.  Notwithstanding any provision to the contrary contained in any plan or agreement evidencing a Service-Based Equity Award held by a Participant, but subject to Section 6.2, in the event of a Change in Control in which the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), does not assume or continue the Company’s rights and obligations under such then-outstanding Service-Based Equity Award or substitute for such then-outstanding Service-Based Equity Award a substantially equivalent equity award for the Acquiring Corporation’s stock, then the vesting, exercisability and settlement of such Service-Based Equity Award which is not assumed, continued or substituted for shall be accelerated in full effective immediately prior to but conditioned upon the consummation of the Change in Control, provided that the Participant remains an employee or other service provider with the Company Group immediately prior to the Change in Control.

5.2           Acceleration of Vesting of Performance-Based Equity Awards.  Notwithstanding any provision to the contrary contained in any plan or agreement evidencing a Performance-Based Equity Award held by a Participant, but subject to Section 6.2, in the event of a Change in Control the vesting, exercisability and settlement of such then-outstanding Performance-Based Equity Award shall be accelerated in full immediately prior to but conditioned upon the consummation of the Change in Control (assuming for the purpose of determining the extent of such acceleration, if applicable, that one hundred percent (100%) of the target level of performance has been achieved), provided that the Participant remains an employee or other service provider with the Company Group immediately prior to the Change in Control or as otherwise provided by Section 4.1(b)(4)(iii)(C).

6.                                       CERTAIN FEDERAL TAX CONSIDERATIONS

6.1                                 Federal Excise Tax Under Section 4999 of the Code.

(a)           Excess Parachute Payments.  In the event that any payment or benefit received or to be received by the Participant pursuant to this Plan or otherwise (collectively, the “Payments”) would subject the Participant to any excise tax pursuant to Section 4999 of the Code (the “Excise Tax”) due to the characterization of such Payments as “excess parachute payments” under Section 280G of the Code, then, notwithstanding the other provisions of this Plan, the amount of such Payments shall not exceed the amount which produces the greatest after-tax benefit to the Participant.

(b)           Determination by Accountants.  Upon the occurrence of any event (the “Event”) that would give rise to any Payments pursuant to this Plan that may be reasonably anticipated to resulting in the Participant’s receipt of an excess parachute payment under Section 280G of the Code, the Company shall promptly request a determination in writing by independent public accountants (the “Accountants”) selected by the Company of the amount and type of such Payments which would produce the greatest after-tax benefit to the Participant.  For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination.  The Company shall bear all fees and expenses charged by the Accountants in connection with their services contemplated by this Section.

6.2                                 Compliance with Section 409A.  Notwithstanding any other provision of the Plan to the contrary, the provision, time and manner of payment or distribution of all compensation and benefits provided by the Plan that constitute Section 409A Deferred Compensation shall be subject to, limited by and construed in accordance with the requirements of Section 409A, including but not limited to the following:

(a)           Installment Payments Treated as Series of Separate Payments.  It is the intent of this Plan that any right of a Participant to receive installment payments hereunder shall, for purposes of Section 409A, be treated as a right to a series of separate payments.

(b)           Separation from Service.  Payments and benefits constituting Section 409A Deferred Compensation otherwise payable or provided pursuant to the Plan as a result of the Participant’s termination of employment shall be paid or provided only at or following the time that the Participant has experienced a Separation from Service.

(c)           Six-Month Delay Applicable to Specified Employees.  Payments and benefits constituting Section 409A Deferred Compensation to be paid or provided pursuant to the Plan upon or following and due to the Separation from Service of a Participant who is a Specified Employee shall be paid or provided only upon the later of (1) the date that is six (6) months and one (1) day after the date of such Separation from Service or, if earlier, the date of death of the Participant (in either case, the “Delayed Payment Date”), or (2) the date or dates on which such Section 409A Deferred Compensation would otherwise be paid or provided in accordance with the Plan.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)                                 Limitation on Health and Life Insurance Benefits.  To the extent that all or any portion of the Company’s payment or reimbursement to the Participant for the cost of the Company’s obligation to provide health benefits or life insurance benefits pursuant to Section 4.1(b)(2) or Section 4.2(b)(2) (in either case, the “Company-Provided Benefits”) would exceed an amount for which, or continue for a period of time in excess of which, such Company Provided Benefits would qualify for an exemption from treatment as Section 409A Deferred Compensation, the Company shall, for the duration of the Applicable Benefit Period, pay or reimburse the Participant for the Company-Provided Benefits in an amount not to exceed $150,000 per calendar year or any portion thereof included in the Applicable Benefit Period.  The amount of Company-Provided Benefits furnished in any taxable year of the Participant shall not affect the amount of Company-Provided Benefits furnished in any other taxable year of the Participant.  Any right of a Participant to Company-Provided Benefits shall not be subject to liquidation or exchange for another benefit.  Any reimbursement for Company-Provided Benefits to which a Participant is entitled shall be paid no later than the last day of the Participant’s taxable year following the taxable year in which the Participant’s expense for such Company-Provided Benefits was incurred.

(e)                                  Payment Upon a Change in Control.  Notwithstanding any provision of the Plan to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan solely by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(f)                                    Equity Awards Constituting Section 409A Deferred Compensation.  The following shall apply to any Equity Award held by a Participant which constitutes Section 409A Deferred Compensation:

(1)           The vesting of any Equity Award which constitutes Section 409A Deferred Compensation and which is held by a Participant who is a Specified Employee shall be accelerated upon the Participant’s Involuntary Termination in accordance with Section 4.1(b)(4) or 4.2(b)(4) to the extent applicable; provided, however, that the payment in settlement of such Equity Award shall occur on the Delayed Payment Date or on such later date as provided by such applicable Section.

(2)           Any Equity Award which constitutes Section 409A Deferred Compensation and which would vest and become payable upon a Change in Control in accordance with Section 5.1 (subject to the requirement of Section 6.2(e)) shall vest in full as provided by Section 5.1 but shall be converted automatically at the effective time of such Change in Control into a right to receive in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or on such earlier date as provided in Section 4.2(b)(4) or as required by Section 6.2(c)) an amount or amounts equal in the aggregate to the intrinsic value of the Equity Award at the time of the Change in Control.

(3)           Equity Awards constituting Section 409A Deferred Compensation which vest and become payable upon a Change in Control in accordance with Section 5.2 shall not be subject to this Section but shall be subject to Section 6.2(e).

7.                                       CONFLICT IN BENEFITS; NONCUMULATION OF BENEFITS

7.1           Effect of Plan.  The terms of this Plan, when accepted by a Participant pursuant to an executed Participation Agreement, shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Plan and, subject to Section 7.2, shall be the exclusive agreement for the determination of any payments and benefits due to the Participant upon the events described in Section 4 and Section 5.  It is the express intent of the Company and the Participant that the provisions of this Plan applicable to Equity Awards shall be deemed incorporated into any agreement evidencing an Equity Award granted to the Participant subsequent to the date of the Participant’s Participation Agreement, notwithstanding any “integration” or other provision of such Equity Award agreement to the contrary or the failure of such Equity Award agreement to make reference to this Plan, excluding only an Equity Award agreement which expressly refers to this Plan and disclaims such incorporation.

7.2           Noncumulation of Benefits.  Except as expressly provided in a written agreement between a Participant and the Company entered into after the date of such Participant’s Participation Agreement and which expressly disclaims this Section 7.2 and is approved by the Board or the Committee, the total amount of payments and benefits that may be received by the Participant as a result of the events described in Section 4 and Section 5 pursuant to (a) the Plan, (b) any agreement between the Participant and the Company or (c) any other plan, practice or statutory obligation of the Company, shall not exceed the amount of payments and benefits provided by this Plan upon such events (plus any payments and benefits provided pursuant to a Prior Indemnity Agreement, as described in Section 4.4(a)), and the aggregate amounts payable under this Plan shall be reduced to the extent of any excess (but to not less than zero).

8.                                       EXCLUSIVE REMEDY

The payments and benefits provided by Section 4 (plus any payments and benefits provided pursuant to a Prior Indemnity Agreement, as described in Section 4.4(a)), if applicable, shall constitute the Participant’s sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Participant and the Company in the event of the Participant’s termination of employment with the Company Group.  The Participant shall be entitled to no other compensation, benefits, or other payments from the Company Group as a result of the Participant’s termination of employment with respect to which the payments and benefits provided by this Plan (plus any payments and benefits provided pursuant to a Prior Indemnity Agreement) have been provided to the Participant, except as expressly set forth in this Plan or, subject to the provisions of Section 7.2, in a duly executed employment agreement between Company and the Participant.

9.                                       PROPRIETARY AND CONFIDENTIAL INFORMATION

The Participant agrees to continue at all times, during the Participant’s employment with the Company Group and following the termination thereof, to abide by the terms and conditions of the confidentiality and/or proprietary rights agreement between the Participant and the Company or any other member of the Company Group.

10.                                 NONSOLICITATION

If the Company performs its obligations to deliver the payments and benefits set forth in Section 4 (plus any payments and benefits provided pursuant to an agreement evidencing an Equity Award or a Prior Indemnity Agreement), then for a period equal to the Applicable Benefit Period applicable to a Participant following the Participant’s Involuntary Termination, the Participant shall not, directly or indirectly, recruit, solicit or invite the solicitation of any employees of any member of the Company Group to terminate their employment relationship with the Company Group.

11.                                 NO CONTRACT OF EMPLOYMENT

Neither the establishment of the Plan, nor any amendment thereto, nor the payment or provision of any benefits shall be construed as giving any person the right to be retained by the Company, a Successor or any other member of the Company Group.  Except as otherwise established in an employment agreement between the Company and a Participant, the employment relationship between the Participant and the Company is an “at-will” relationship.  Accordingly, either the Participant or the Company may terminate the relationship at any time, with or without cause, and with or without notice except as otherwise provided by Section 15.  In addition, nothing in this Plan shall in any manner obligate any Successor or other member of the Company Group to offer employment to any Participant or to continue the employment of any Participant which it does hire for any specific duration of time.

12.                                 CLAIMS FOR BENEFITS

12.1         ERISA Plan.  This Plan is intended to be (a) an employee welfare plan as defined in Section 3(1) of Employee Retirement Income Security Act of 1974 (“ERISA”) and (b) a “top-hat” plan maintained for the benefit of a select group of management or highly compensated employees of the Company Group.

12.2         Application for Benefits.  All applications for payments and/or benefits under the Plan (“Benefits”) shall be submitted to the Company’s chief human resources officer (the “Claims Administrator”), with copies to the Company’s chief legal officer and the Committee.  Applications for Benefits must be in writing on forms acceptable to the Claims Administrator and must be signed by the Participant or beneficiary.  The Claims Administrator reserves the right to require the Participant or beneficiary to furnish such other proof of the

Participant’s expenses, including without limitation, receipts, canceled checks, bills, and invoices as may be required by the Claims Administrator.

12.3                           Appeal of Denial of Claim.

(a)                                  If a claimant’s claim for Benefits is denied, the Claims Administrator shall provide notice to the claimant in writing of the denial within ninety (90) days after its submission.  The notice shall be written in a manner calculated to be understood by the claimant and shall include:

(1)           The specific reason or reasons for the denial;

(2)           Specific references to the Plan provisions on which the denial is based;

(3)           A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

(4)           An explanation of the Plan’s claims review procedures and a statement of claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination.

(b)                                 If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period.  In no event shall such extension exceed ninety (90) days.

(c)                                  If a claim for Benefits is denied, the claimant, at the claimant’s sole expense, may appeal the denial to the Committee (the “Appeals Administrator”) within sixty (60) days of the receipt of written notice of the denial.  In pursuing such appeal the applicant or his duly authorized representative:

(1)           may request in writing that the Appeals Administrator review the denial;

(2)           may review pertinent documents; and

(3)           may submit issues and comments in writing.

(d)                                 The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.  If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period.  The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and, if the decision on review is a denial of the claim for Benefits, shall include:

(1)           The specific reason or reasons for the denial;

(2)           Specific references to the Plan provisions on which the denial is based;

(3)           A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

(4)           An explanation of the Plan’s claims review procedures and a statement of claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination.

13.                                 ARBITRATION

13.1     Disputes Subject to Arbitration.  Any claim, dispute or controversy arising out of this Plan, the interpretation, validity or enforceability of this Plan or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association or as otherwise required by ERISA; provided, however, that (a) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to trade secrets, confidential and proprietary information or other intellectual property; and (b) this arbitration provision shall not preclude the parties from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of intellectual property.  Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

13.2     Site of Arbitration.  The site of the arbitration proceeding shall be in San Mateo County, California or any other site mutually agreed to by the Company and the Participant.

13.3     Costs and Expenses Borne by Company.  All costs and expenses of arbitration, including but not limited to reasonable attorneys’ fees and other costs reasonably incurred by the Participant in connection with arbitration in accordance with this Section 13, shall be paid by the Company.  Notwithstanding the foregoing, if the Participant initiates the arbitration, and the arbitrator finds that the Participant’s claims were totally without merit or frivolous, then the Participant shall be responsible for the Participant’s own attorneys’ fees and costs

14.                                 SUCCESSORS AND ASSIGNS

14.1     Successors of the Company.  The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

14.2         Acknowledgment by Company.  If, after a Change in Control, the Company fails to reasonably confirm in writing to the Participant that it has performed the obligation described in Section 14.1 within twenty (20) days after a written request for such confirmation is delivered by the Participant to the Company in the manner provided by Section 15.1, such failure shall constitute a material breach of this Plan and shall entitle the Participant to resign for Good Reason and to receive the benefits provided under this Plan upon an Involuntary Termination Following a Change in Control.

14.3         Heirs and Representatives of Participant.  This Plan shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devises, legatees or other beneficiaries.  If the Participant should die while any amount would still be payable to the Participant hereunder (other than amounts which, by their terms, terminate upon the death of the Participant) if the Participant had continued to live, then all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of the Participant’s estate.

15.                                 NOTICES

15.1                           General.  For purposes of this Plan, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified mail, return receipt requested, or by overnight courier, postage prepaid, as follows:

(a)           if to the Company:

Facet Biotech Corporation

1400 Seaport Boulevard

Redwood City, California 94063

Attention: Chief Legal Officer

(b)           if to the Committee:

Compensation Committee of the

Board of Directors of

Facet Biotech Corporation

1400 Seaport Boulevard

Redwood City, California 94063

Attention: Corporate Secretary

(c)           if to the Participant, at the home address which the Participant most recently communicated to the Company in writing.

Either party may provide the other with notices of change of address, which shall be effective upon receipt.

15.2                           Notice of Termination.  Any termination by the Company of the Participant’s employment or any resignation of employment by the Participant shall be communicated by a notice of termination or resignation to the other party hereto given in accordance with Section 15.1.  Such notice shall indicate the specific termination provision in this Plan relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date.

16.                                 TERMINATION AND AMENDMENT OF PLAN

This Plan and/or any Participation Agreement executed by a Participant may not be terminated with respect to such Participant without the written consent of the Participant and the approval of the Board or the Committee.  This Plan and/or any Participation Agreement executed by a Participant may be modified, amended or superseded with respect to such Participant only by a supplemental written agreement between the Participant and the Company approved by the Board or the Committee.  Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Participation Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Participation Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

17.                                 MISCELLANEOUS PROVISIONS

17.1         Administration.  The Plan shall be administered by the Committee.  The Committee shall have the exclusive discretion and authority to establish rules, forms and procedures for the administration of the Plan, to construe and interpret the Plan, and to decide all questions of fact, interpretation, definition, computation or administration arising in connection with the Plan, including, but not limited to, eligibility to participate in the Plan and the type and amount of benefits paid under the Plan.  The rules, interpretations and other actions of the Committee shall be binding and conclusive on all persons.

17.2         Unfunded Obligation.  Any amounts payable to Participants pursuant to the Plan are unfunded obligations.  The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company.

17.3         No Duty to Mitigate; Obligations of Company.  A Participant shall not be required to mitigate the amount of any payment or benefit contemplated by this Plan by seeking employment with a new employer or otherwise, nor shall any such payment or benefit (except for benefits to the extent described in Section 4.1(b)(2) or Section 4.2(b)(2)) be reduced by any compensation or benefits that the Participant may receive from employment by another employer.  Except as otherwise provided by this Plan, including, without limitation, the forfeiture of benefits provisions contained in Section 4.1(b)(5) and Section 4.2(b)(5), the obligations of the Company to make payments to the Participant and to make the arrangements provided for herein are absolute and unconditional and may not be reduced by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Participant or any third party at any time.

17.4         No Representations.  By executing a Participation Agreement, the Participant acknowledges that in becoming a Participant in the Plan, the Participant is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Plan.

17.5         Waiver.  No waiver by the Participant or the Company of any breach of, or of any lack of compliance with, any condition or provision of this Plan by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

17.6         Choice of Law.  The validity, interpretation, construction and performance of this Plan shall be governed by the substantive laws of the State of California, without regard to its conflict of law provisions.

17.7         Validity.  The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

17.8         Benefits Not Assignable.  Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, and no attempted transfer or assignment thereof shall be effective.  No right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant.

17.9         Tax Withholding.  All payments made pursuant to this Plan will be subject to withholding of applicable income and employment taxes.

17.10       Consultation with Legal and Financial Advisors.  By executing a Participation Agreement, the Participant acknowledges that this Plan confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged the Participant to consult with the Participant’s personal legal and financial advisors; and that the Participant has had adequate time to consult with the Participant’s advisors before executing the Participation Agreement.

17.11       Further Assurances.  From time to time, at the Company’s request and without further consideration, the Participant shall execute and deliver such additional documents and take all such further action as reasonably requested by the Company to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of the Plan, the Participant’s Participation Agreement and the Release, and to provide adequate assurance of the Participant’s due performance thereunder.

18.                                 AGREEMENT

By executing a Participation Agreement, the Participant acknowledges that the Participant has received a copy of this Plan and has read, understands and is familiar with the terms and provisions of this Plan.  This Plan shall constitute an agreement between the Company and the Participant executing a Participation Agreement.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Plan as duly adopted by the Board on October 22, 2008.

EXHIBIT A

FORM OF

AGREEMENT TO PARTICIPATE IN THE

FACET BIOTECH CORPORATION

RETENTION AND SEVERANCE PLAN

AGREEMENT TO PARTICIPATE IN THE

FACET BIOTECH CORPORATION

RETENTION AND SEVERANCE PLAN

Effective                       , 2008

In consideration of the benefits provided by the Facet Biotech Corporation Retention and Severance Plan (the “Plan”), the undersigned employee of Facet Biotech Corporation (the “Company”) or its                                      subsidiary and the Company agree that, as of the date written below, the undersigned shall become a Participant in the Plan and shall be fully bound by and subject to all of its provisions.  All references to a “Participant” in the Plan shall be deemed to refer to the undersigned.

The undersigned employee acknowledges that the Plan confers significant legal rights and may also constitute a waiver of rights under other agreements with the Company; that the Company has encouraged the undersigned to consult with the undersigned’s personal legal and financial advisors; and that the undersigned has had adequate time to consult with the undersigned’s advisors before executing this agreement.

The undersigned employee acknowledges that he or she has received a copy of the Plan and has read, understands and is familiar with the terms and provisions of the Plan.  The undersigned employee further acknowledges that (1) by accepting the arbitration provision set forth in Section 13 of the Plan, the undersigned is waiving any right to a jury trial in the event of any dispute covered by such provision and (2) except as otherwise established in an employment agreement between a member of the Company Group and the undersigned, the employment relationship between the undersigned and the Company Group is an “at-will” relationship.

Executed on                                                   .

PARTICIPANT	FACET BIOTECH CORPORATION

By:
Signature

Title:
Name Printed

Address

EXHIBIT B

FORM OF

GENERAL RELEASE OF CLAIMS

[Age 40 and over]

GENERAL RELEASE OF CLAIMS

[Age 40 and over]

This Agreement is by and between [Employee Name] (“Employee”) and [Facet Biotech Corporation or successor that agrees to assume the Retention and Severance Plan following a Change in Control] (the “Company”).  This Agreement will become effective on the eighth (8th) day after it is signed by Employee (the “Effective Date”), provided that the Company has signed this Agreement and Employee has not revoked this Agreement (by written notice to [Company Contact Name] at the Company) prior to that date.

RECITALS

A.            Employee was employed by the Company or its                                      subsidiary as of                       ,         .

B.            Employee and the Company entered into an Agreement to Participate in the Facet Biotech Corporation Retention and Severance Plan (such agreement and plan being referred to herein as the “Plan”) effective as of                     ,          wherein Employee is entitled to receive certain benefits in the event of an Involuntary Termination (as defined by the Plan), provided Employee signs and does not revoke a Release (as defined by the Plan).

C.            [A Change in Control (as defined by the Plan) has occurred as a result of [briefly describe change in control]

D.            Employee’s employment is being terminated as a result of an [Involuntary Termination Absent a Change in Control] [Involuntary Termination Following a Change in Control].  Employee’s last day of work and termination are effective as of                               ,         .  Employee desires to receive the payments and benefits provided by the Plan by executing this Release.

NOW, THEREFORE, the parties agree as follows:

1.             The Company shall provide Employee with the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan.  Employee acknowledges that the payments and benefits made pursuant to this paragraph are made in full satisfaction of the Company’s obligations under the Plan.  Employee further acknowledges that Employee has been paid all wages and accrued, unused vacation that Employee earned during his or her employment with the Company or its subsidiary.

2.             Employee and Employee’s successors release the Company, its respective subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever related to Employee’s employment by the Company or a subsidiary or the termination of such employment and occurring or existing at any time up to and including the date on which Employee signs this Agreement, including, but not limited to, any claims of breach of written, oral or implied contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress, or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law.  Notwithstanding the foregoing, this release shall not apply to (a) any right of the Employee pursuant to Section 4.4 of the Plan or pursuant to a Prior Indemnity Agreement (as such term is defined by the Plan) or (b) any rights or claims that cannot be released by Employee as a matter of law, including, but not limited to, any claims for indemnity under California Labor Code Section 2802.

3.             Employee acknowledges that he or she has read Section 1542 of the Civil Code of the State of California, which states in full:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that Employee has or may have under Section 1542 and comparable or similar provisions of the laws of other states in the United States to the full extent that he or she may lawfully waive such rights pertaining to this general release of claims, and affirms that Employee is releasing all known and unknown claims that he or she has or may have against the parties listed above.

4.             Employee and the Company acknowledge and agree that they shall continue to be bound by and comply with the terms and their obligations under the following agreements: (i) any proprietary rights or confidentiality agreements between the Company and Employee, (ii) the Plan, (iii) any Prior Indemnity Agreement (as such term is defined by the Plan) to which Employee is a party, and (iv) any agreement between the Company or its subsidiary and Employee evidencing an Equity Award (as such term is defined by the Plan), as modified by the Plan.

5.             This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

6.             The parties agree that any and all disputes that both (i) arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement or the interpretation of the terms of this Agreement shall be subject to binding arbitration pursuant to Section 13 of the Plan.

7.             The parties agree that any and all disputes that (i) do not arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement, the interpretation of the terms of this Agreement or any of the matters herein released or herein described shall be subject to binding arbitration, to the extent permitted by law, in San Mateo County, California or any other site mutually agreed to by the Company and Employee, before the American Arbitration Association, as provided in this paragraph.  The parties agree to and hereby waive their rights to jury trial as to such matters to

2

the extent permitted by law; provided however, that (a) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to trade secrets, confidential and proprietary information or other intellectual property; and (b) this arbitration provision shall not preclude the parties from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of intellectual property.  The Company shall bear the costs of the arbitrator, forum and filing fees and each party shall bear its own respective attorney fees and all other costs, unless otherwise provided by law and awarded by the arbitrator.

8.             This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 4 of this Agreement.  This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.  If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT.  EMPLOYEE FURTHER UNDERSTANDS THAT EMPLOYEE MAY HAVE UP TO [Insert as applicable: [45 DAYS] [21 DAYS] TO CONSIDER THIS AGREEMENT, THAT EMPLOYEE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER EMPLOYEE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED.  EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 1.

Dated:
[Employee Name]

[Company]

Dated:	By:

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EXHIBIT C

FORM OF

GENERAL RELEASE OF CLAIMS

[Under age 40]

GENERAL RELEASE OF CLAIMS

[Under age 40]

This Agreement is by and between [Employee Name] (“Employee”) and [Facet Biotech Corporation or successor that agrees to assume the Retention and Severance Plan following a Change in Control] (the “Company”).  This Agreement is effective on the day it is signed by Employee (the “Effective Date”).

RECITALS

A.            Employee was employed by the Company or its                                     subsidiary as of                         ,         .

B.            Employee and the Company entered into an Agreement to Participate in the Facet Biotech Corporation Retention and Severance Plan (such agreement and plan being referred to herein as the “Plan”) effective as of                       ,          wherein Employee is entitled to receive certain benefits in the event of an Involuntary Termination (as defined by the Plan), provided Employee signs a Release (as defined by the Plan).

C.            [A Change in Control (as defined by the Plan) has occurred as a result of [briefly describe change in control]

D.            Employee’s employment is being terminated as a result of an [Involuntary Termination Absent a Change in Control] [Involuntary Termination Following a Change in Control].  Employee’s last day of work and termination are effective as of                             ,          (the “Termination Date”).  Employee desires to receive the payments and benefits provided by the Plan by executing this Release.

NOW, THEREFORE, the parties agree as follows:

1.             The Company shall provide Employee with the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan.  Employee acknowledges that the payments and benefits made pursuant to this paragraph are made in full satisfaction of the Company’s obligations under the Plan.  Employee further acknowledges that Employee has been paid all wages and accrued, unused vacation that Employee earned during his or her employment with the Company or its subsidiary.

2.             Employee and Employee’s successors release the Company, its respective subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever related to Employee’s employment by the Company or a subsidiary or the termination of such employment and occurring or existing at any time up to and including the date on which Employee signs this Agreement, including, but not limited to, any claims of breach of written, oral or implied contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress, or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law.  Notwithstanding the foregoing, this release shall not apply to (a) any right of the Employee pursuant to Section 4.4 of the Plan or pursuant to a Prior Indemnity Agreement (as such term is defined by the Plan) or (b) any rights or claims that cannot be released by Employee as a matter of law, including, but not limited to, any claims for indemnity under California Labor Code Section 2802.

3.             Employee acknowledges that he or she has read Section 1542 of the Civil Code of the State of California, which states in full:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that Employee has or may have under Section 1542 and comparable or similar provisions of the laws of other states in the United States to the full extent that he or she may lawfully waive such rights pertaining to this general release of claims, and affirms that Employee is releasing all known and unknown claims that he or she has or may have against the parties listed above.

4.             Employee and the Company acknowledge and agree that they shall continue to be bound by and comply with the terms and their obligations under the following agreements: (i) any proprietary rights or confidentiality agreements between the Company and Employee, (ii) the Plan, (iii) any Prior Indemnity Agreement (as such term is defined by the Plan) to which Employee is a party, and (iv) any agreement between the Company or its subsidiary and Employee evidencing an Equity Award (as such term is defined by the Plan), as modified by the Plan.

5.             This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

6.             The parties agree that any and all disputes that both (i) arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement or the interpretation of the terms of this Agreement shall be subject to binding arbitration pursuant to Section 13 of the Plan.

7.             The parties agree that any and all disputes that (i) do not arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement, the interpretation of the terms of this Agreement or any of the matters herein released or herein described shall be subject to binding arbitration, to the extent permitted by law, in San Mateo County, California or any other site mutually agreed to by the Company and Employee, before the American Arbitration Association, as provided in this paragraph.  The parties agree to and hereby waive their rights to jury trial as to such matters to the extent permitted by law; provided however, that (a) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to trade secrets, confidential and proprietary information or other intellectual property; and (b) this arbitration provision shall not preclude the parties from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of intellectual property.  The Company shall bear the costs of the arbitrator, forum and filing fees and each party shall bear its own respective attorney fees and all other costs, unless otherwise provided by law and awarded by the arbitrator.

8.             This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 4 of this Agreement.  This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.  If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT.  EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 1.

Dated:
[Employee Name]

[Company]

Dated:	By: